Strateco Resources Inc. – Form 10-QSB June 30, 2003

Exhibit 22.1

__________________________________________________________________________________________________________

STRATECO RESOURCES INC.

Notice of

Annual General Meeting

of Shareholders

and

Management Information Circular

March 27, 2003

STRATECO RESOURCES INC.

1225 Gay-Lussac, Boucherville, Quebec, J4B 7K1

NOTICE OF ANNUAL GENERAL MEETING

OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Strateco Resources Inc. (the Company) will be held at The Queen Elizabeth Hotel, Bersimis Room, 900 René-Lévesque Blvd. West, Montréal, Quebec, May 14, 2003 at 10:30 a.m., for the following purposes:

1. to present to the shareholders the directors’ report and the Company’s financial statements together with the Auditors’ report for the year ended December 31, 2002;

2. to elect the directors;

3. to appoint the auditors and authorize the directors to fix their remuneration;

4. to transact any other business as may properly come before the Annual General Meeting.

A copy of the annual report containing the financial information and Auditors’ report to be presented at the meeting is forwarded herewith.

The attached Management Information Circular contains additional information regarding the matters to be considered at the meeting, and is hereby deemed to be an integral part of this notice.

Montréal, Québec

March 27, 2003

BY ORDER OF THE BOARD OF DIRECTORS

(Signed ) Henri Lanctôt

_______________

HENRI LANCTÔT,

Secretary

Shareholders who are unable to attend the meeting in person are urged to complete, sign and date the attached proxy form and return it to Computershare Trust Company of Canada in the envelope provided for this purpose. Proxies to be used at the Meeting must be returned to Computershare Trust Company of Canada before the close of business on May 12, 2003.

STRATECO RESOURCES INC.

INFORMATION CIRCULAR

This circular is furnished in connection with the solicitation by the management of Strateco Resources Inc. (the Company) of proxies to be used at the Annual General Meeting of shareholders of the Company (the Meeting) to be held at the time and place and for the purposes set forth in the attached notice of meeting (the Notice) and any adjournment thereof. The Company will bear all costs and expenses of this solicitation, which will be by mail.

Shareholders who cannot attend the Meeting are urged to complete the attached form of proxy and return it to Computershare Trust Company of Canada, 1500 University Street, Suite 700, Montreal, Quebec H3A 3S8. If the shareholder is a corporation, the signature of an officer on said form of proxy must be duly authorized in writing.

REVOCATION OF PROXY

A Shareholder who gives a proxy may at any time revoke the proxy, by written instrument signed by the Shareholder or his agent duly authorized in writing or, if the shareholder is a corporation, by an Officer duly authorized and deposited at the head office of the Company or with Computershare Trust Company of Canada, 1500, University Street, Suite 700, Montreal, Quebec H3A 3S8, no later than May 12, 2003 or deposited with the chairman of the meeting on the day of the meeting or any adjournment thereof.

APPOINTMENT OF PROXIES

Persons mentioned in the accompanying form of proxy are directors of the Company. Any Shareholder has the right to appoint a proxy to represent him at the Meeting other than the persons whose names appear as proxy on the accompanying form of proxy by crossing out the names indicated and by indicating the name of such nominee in the blank space provided. A proxy need not be a Shareholder of the Company.

USE OF DISCRETIONARY POWER CONFERRED BY THE PROXIES

The voting rights conferred by the common shares (the shares) and for which proxy is given by the proxy form duly-signed form in favour of the persons designated therein shall be exercised whenever a ballot is taken at the Meeting.  When a ballot is taken with respect to the election of Directors and the appointment of Auditors, the voting right conferred by the said shares shall be exercised for the same purposes and in the manner indicated in the appropriate paragraphs of this circular unless an abstention from voting for the election of Directors or the appointment of Auditors is stipulated in the proxy.

The Directors soliciting the proxy undertake to carry out the instructions given by a Shareholder in the proxy form. If no instructions are given, the votes will be cast in favour of the adoption of the resolutions set forth in the Notice. The accompanying form of proxy confers discretionary power with respect to amendments to the matters identified in the Notice and any other matters that may properly come before the Meeting. To date, Directors of the Company have no knowledge of any amendment or any other question that could be brought before the Meeting.

PARTIES WITH INTERESTS IN CERTAIN MATTERS ON THE AGENDA

To the knowledge of the Management of the Company, as at the date hereof, no person has any interest whatsoever in the matters on the agenda, for reasons of securities owned or for any other reason.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

At the date hereof, 32,546,485 shares of the Company were issued and outstanding. Each share confers the right to one vote upon its holder duly registered in the Company’s record books on April 7, 2003. To the knowledge of the management of the Company, at the date hereof, no person exercised control, directly or indirectly, over more than 10% of the Company’s outstanding shares.

ELECTION OF DIRECTORS (Item No 2 on the notice of meeting)

Pursuant to the general by-laws, the business of the Company are managed by a Board of Directors consisting of a minimum of three and a maximum of fifteen directors; there are currently six directors of the Company. Unless he resigns or his office becomes vacant upon his death or for any other reason in accordance with the Company’s by-laws, each director elected at the Meeting holds office until the date of the next annual meeting or until his successor is elected or appointed.

The persons named in the attached proxy form intend to vote in favour of the election of the nominees named hereunder, unless the shareholder signing a proxy has indicated his desire to abstain from voting regarding the election of directors.

Management of the Company does not contemplate that any of the nominees will be unable or unwilling, for any reason, to serve as a director, but if any change should occur for any reason prior to the Meeting, the persons named in the accompanying proxy form reserve the right to vote for other nominees of their choice.

Name and Position with the Company	Principal Occupation	Director Since	Number of shares held as at March 17, 2003[1]

GUY HEBERT, Director and President	President, BBH Geo-Management Inc.	April 13, 2000	1,509,000[2]

JEAN-PIERRE LACHANCE, Director and Executive Vice President	Executive Vice President, Strateco Resources Inc.	April 13, 2000	139,250[3]

CLAUDE HUBERT,[4] Director	Consulting Geologist	April 13, 2000	50,000

JEAN-GUY MASSE,[4] Director	President, Masvil Capital Inc.	April 13, 2000	Nil

ROBERT DESJARDINS, Director	President, Robert G. Desjardins and Associates Inc.	October 30, 2001	Nil

FRANCINE BELANGER[4]	Certified Accountant	From April 13, 2000 to October 31, 2001 and since June 20, 2002	28,000

1. Information related to the shares held by the nominees, directly or indirectly, was provided by them.

2 137,500 of the 1,509,000 shares held by Mr. Hébert are escrowed.

3 50 000 of the 139,250 shares held by Mr. Lachance are escrowed.

4 Member of the audit committee.

All the above nominees were elected Director at the previous shareholders meeting.

Messrs Hébert and Lachance spend respectively 50 % and 100% of their time to the Company’s business while the other directors spend less than 5% of their time to the Company’s business.

REMUNERATION OF DIRECTORS AND OFFICERS

During the financial year ended December 31, 2002, the Company has not paid any form of remuneration to its directors or officers nor any compensation whatsoever other than stock options.

The Company has incurred fees and administrative expenses totalling $327,668 during the financial year ended December 31, 2002 with BBH Géo-Management Inc., a company that provides project management and administrative services. Guy Hébert is the sole director and major shareholder of BBH Géo-Management Inc.

Stock options granted during the last financial year to directors and officers

During the year ended December 31, 2002, the Company has granted stock options for 100,000 shares to a director pursuant to the stock option plan.

Name	Number of Shares	Exercise Price	Expiry Date
ROBERT DESJARDINS Director	100,000[1]	$ 0.20	September 11, 2007

At the date of the grant of options, the share price of the Company on the TSX Venture Exchange was equal or less than $0.18 per share.  During the financial year ended December 31, 2002, no options were exercised.

APPOINTMENT OF AUDITORS (Item No.3 on the Notice of Meeting)

KPMG LLP, chartered accountants, from their Montreal office, Quebec, are the Company’s auditors.

The persons named in the accompanying form of proxy intend to vote for the appointment of KPMG, LLP chartered accountants, as the Company’s auditors at the meeting and to authorize the directors to fix their remuneration, unless the shareholder signing the proxy has indicated his intention to abstain from voting regarding the appointment of the auditors.

OTHER MATTERS ON THE AGENDA

Management of the Company is not aware of any amendment regarding the matters on the agenda set forth in the Notice of Meeting nor of any other matters which may properly come before the Meeting other than those set forth in the Notice of Meeting. However, if amendments to the matters on the agenda set forth in the notice of meeting or other matters properly come before the Meeting, the accompanying form of proxy confers discretionary authority upon those persons named therein for the purposes of voting according to their best judgement on amendments to matters on the agenda set forth in the Notice of Meeting or on any other matter.

SHAREHOLDER PROPOSALS

Any shareholder wishing to present a proposal at the 2004 Annual Meeting must send such proposal to the Company before January 31, 2004 so that it may be included in the proxy solicitation documents for the annual meeting.

CORPORATE GOVERNANCE

The Canadian Exchanges have adopted guidelines requiring listed companies to disclose their corporate governance systems in their annual report or information circular.

These guidelines deal with the constitution, mandate and objectives of the Board of Directors and their committees, the advisability of having a majority of board members who qualify as “unrelated directors”, the decision-making process of the Board of Directors, the recruiting, guidance and training of new directors, the independence of Board Members, the assessment of the performance of the Board of Directors, its members and the Chief Executive Officer, the Board’s expectations of management, and measures for dealing with shareholder concerns.

The existing corporate governance practices of the Company and those to come take into account the characteristics of a resource company of the scale of the Company. Consequently, the Company takes into consideration the objectives of shareholders at the moment they made their investment in the Company and their expectations with regard to the performance of the company’s shares on the stock market. However, the Company operates in an industry subject to risks, changes in metals prices and availability of venture capital, which are constraints for a junior company.

The Board of Directors is composed of unrelated directors, to the exception of Messrs. Guy Hébert and Jean-Pierre Lachance. The Board of Directors has established an Audit Committee composed of Messrs. Claude Hubert and Jean-Guy Masse and of Mrs. Francine Bélanger. Since the Officers of the Company do not receive any compensation, there exists no compensation committee.

The Board of Directors is responsible for establishing the Company’s policies and reviewing its performance. However, the Board of Directors is not directly involved in the day-to-day operations, which are under the control of the management of the Company, the president and executive vice-president in particular. At Meetings, the Board of Director receives, discusses and considers for approval, with or without modifications, the reports of the Company’s executive officers. In general, these are reports on the Company’s current activities and business development.

The Audit Committee meets several times during the year to review the Company’s financial condition, studies and recommends the approval of quarterly and audited year end financial statements, questions the auditors and study the return and investments of the Company and its portfolio of mining properties.

APPROVAL

The Board of Directors of the Company has approved the contents and the sending of this Circular to the shareholders of the company.

Dated:  March 27, 2003.

(signed) Henri Lanctôt

________________________________

HENRI LANCTOT,

Secretary